As filed with the Securities and Exchange Commission on February 26, 2024

Registration No. 333-273529

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ID Auto, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-3674868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Corporate Drive, Suite C

Cranbury, New Jersey 08512

Telephone: (609) 642-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lev Peker

Chief Executive Officer

ID Auto, Inc.

1 Corporate Drive, Suite C

Cranbury, New Jersey 08512

Telephone: (609) 642-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew P. Gilbert, Esq.

James M. Fischer, Esq.

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

Telephone: (973) 520-2550

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement originally filed under cover of Form S-3 (File No. 333-273529), or the Registration Statement, is being filed by ID Auto, Inc. (f/k/a PARTS iD, Inc.), a Delaware corporation, or the Company, in order to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all shares of the Class A common stock, par value $0.0001 per share, of the Company held for resale by the selling stockholders named therein which remain unsold on the date hereof.

Following effectiveness of this Post-Effective Amendment No. 1, the Registrant intends to file a Form 15 to terminate its duty to file reports under Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranbury, New Jersey, on February 26, 2024.

ID Auto, Inc. (f/k/a PARTS iD, Inc.)

By:	/s/ Lev Peker
Lev Peker
Director and Chief Executive Officer (Principal Executive Officer)

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

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